                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                         INVESTMENT TECHNOLOGY GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                       INVESTMENT TECHNOLOGY GROUP, INC.
                              380 MADISON AVENUE,
                            NEW YORK, NEW YORK 10017
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2000
                                ----------------

To the Stockholders of Investment Technology Group, Inc.:

    NOTICE IS HEREBY GIVEN that Investment Technology Group, Inc., a Delaware corporation ("ITG"), will hold its annual meeting of stockholders at the New York Helmsley Hotel, Murray Hill Room, 212 East 42(nd) Street, New York, New York, on Tuesday, May 9, 2000 at 1:00 p.m. (local time), and any adjournments or postponements thereof, for the following purposes:

    (1) To elect six directors to our board of directors to serve until the next annual meeting and until their successors have been duly elected and qualified.

    (2) To ratify the appointment of KPMG LLP as our independent auditors for the 2000 fiscal year.

    (3) To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

    Our board of directors has fixed the close of business on March 24, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only holders of record of ITG common stock at the close of business on March 24, 2000 are entitled to notice of and to vote at the annual meeting. A complete list of stockholders entitled to vote will be available during normal business hours at our principal executive offices located at 380 Madison Avenue, 4th Floor, New York, New York 10017 for a period of ten days prior to the annual meeting for examination by any ITG stockholder for purposes germane to the annual meeting.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSED SLATE OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

    You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please sign and mail promptly the enclosed proxy that is being solicited on behalf of our board of directors. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

                                      By Order of the Board of Directors,

                                      /s/ Timothy H. Hosking

                                      Timothy H. Hosking
                                      Secretary

New York, New York
March 28, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
THE ANNUAL MEETING..........................................      3
      Date, Time and Place of the Annual Meeting............      3
      Matters to Be Considered at the Annual Meeting........      3
      Voting at the Annual Meeting; Record Date; Quorum.....      3
      Proxies...............................................      3
      Treatment of Broker Non-Votes and Abstentions at the
       Annual Meeting.......................................      4
ELECTION OF DIRECTORS.......................................      5
      Nominees to Board of Directors........................      5
      Other Executive Officers..............................      6
      Director Compensation.................................      7
      Committees of the Board of Directors and Meetings.....      7
      Executive Compensation................................      9
      Report of the Compensation Committee on Executive
       Compensation.........................................     12
      Performance Graph.....................................     14
      Pension Plan..........................................     14
SECURITY OWNERSHIP..........................................     15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     16
      Spin-off Expenses.....................................     16
      Tax Sharing Agreement.................................     16
      Jefferies Service Agreement...........................     16
      Execution Agreement...................................     16
      Clearing Agreement....................................     16
      Revenue Sharing Agreement.............................     16
      Other.................................................     17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     17
RATIFICATION OF INDEPENDENT AUDITORS........................     17
WHERE YOU CAN FIND MORE INFORMATION.........................     17
OTHER MATTERS; STOCKHOLDER PROPOSALS FOR THE 2001
  ANNUAL MEETING OF ITG.....................................     19

THE ANNUAL MEETING

DATE, TIME AND PLACE OF THE ANNUAL MEETING

    We will hold the annual meeting at 1:00 p.m. (local time), on Tuesday, May 9, 2000, at the New York Helmsley Hotel, Murray Hill Room, 212 East 42(nd) Street, New York, New York 10017.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

    We will hold the annual meeting for the following purposes:

    (1) To elect six directors to serve until the next annual meeting and until their successors have been duly elected and qualified.

    (2) To ratify the appointment of KPMG LLP as our independent auditors for the 2000 fiscal year.

    (3) To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

VOTING AT THE ANNUAL MEETING; RECORD DATE; QUORUM

    On March 24, 2000, the record date for the annual meeting, there were 30,849,585 shares of our common stock outstanding and entitled to vote at the annual meeting. Please note the following:

    - Each stockholder of record on March 24, 2000 is entitled to cast one vote per share.

    - This vote may be cast at the annual meeting either in person or by properly executed proxy.

    - The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

    - The election of directors will be determined by a plurality of the votes cast. A properly executed proxy marked "FOR ALL NOMINEES EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

    - For the ratification of the appointment of KPMG LLP as the independent auditors for the 2000 fiscal year, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote will be required for approval. A representative of KPMG LLP is expected to be in attendance at the annual meeting with the opportunity to make a statement and respond to questions.

    - On March 24, 2000, our directors and executive officers owned, in the aggregate, 2,662,728 shares, or approximately 9%, of our common stock. Our directors and officers have expressed their present intent to vote their shares in favor of the proposals.

PROXIES

    We are furnishing you this proxy statement in connection with the solicitations of proxies by and on behalf of our board of directors for use at the annual meeting. Proxies in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted at the annual meeting. These proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. If no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the proposals.

    If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

    The grant of a proxy on the enclosed form does not preclude you from attending the annual meeting and voting in person. You may revoke a proxy at any time before it is voted. Proxies may be revoked by:

    - delivering a written notice of revocation bearing a later date than the proxy before the vote is taken at the annual meeting;

    - duly executing a later dated proxy relating to the same shares of common stock and delivering it as indicated below before the vote is taken at the annual meeting; or

    - attending the annual meeting and voting in person.

    Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be delivered to Equiserve, Raritan Center, 188 Fernwood Avenue, Edison, New Jersey, 08837-3857; Attention Proxy Department, or Investment Technology
Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention:
Secretary, before the vote is taken at the annual meeting.

    We will bear all expenses of our solicitation of proxies for the annual meeting. In addition to solicitation by use of the mails, proxies may be solicited from stockholders by our directors, officers and employees. Solicitation may take place in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of our common stock held of record by such brokerage houses, custodians, nominees and fiduciaries. We will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in doing so. We have retained Corporate Investor Communications, Inc. to assist in soliciting proxies for a fee of $5,000 plus reasonable expenses.

TREATMENT OF BROKER NON-VOTES AND ABSTENTIONS AT THE ANNUAL MEETING

    All shares of our common stock represented by properly executed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the matters set forth on the proxy card. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the annual meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the proxy.

    An automated system administered by our transfer agent will tabulate votes cast by proxy at the annual meeting, and our transfer agent will tabulate votes cast in person at the annual meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to any proposal in the absence of specific instructions from such customers. Broker non-votes and abstentions, tabulated separately, will be included in the determination of the number of shares present at the annual meeting and whether a quorum is present. Broker non-votes and abstentions will not be counted in determining whether a nominee is elected. In determining whether any other proposal has been approved, abstentions will be counted as votes against such proposal and broker non-votes will not be counted as votes either for or against such proposal.

                             ELECTION OF DIRECTORS

    Under our bylaws, the board of directors is authorized to determine the number of directors of our company. The number of directors to be elected at the annual meeting has been fixed at six. Such directors will be elected to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified.

    Each nominee listed below has consented to being a nominee and to serving as a director if elected. In the event that any nominee shall be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the board of directors or the board of directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the board of directors.

NOMINEES TO BOARD OF DIRECTORS

    The following information is submitted concerning the nominees for election as directors.

NAME                                        AGE        POSITION
Raymond L. Killian, Jr.                           62   President, Chief Executive Officer and Chairman
                                                       of the Board of Directors
Frank E. Baxter                                   63   Director
Neal S. Garonzik                                  53   Director
William I Jacobs                                  58   Director
Robert L. King                                    49   Director
Mark A. Wolfson                                   47   Director

    Raymond L. Killian, Jr. has been the Chairman of our board of directors since January 1997 and a director since March 1994. Mr. Killian served as the President and Chief Executive Officer from March 1994 through January 1997 and again since September 1998. He has directed the activities of our company since 1987. Mr. Killian was a director of Jefferies Group, Inc. ("Jefferies") from January 1997 to January 1999, an Executive Vice President of Jefferies from 1985 to 1995, a director and an Executive Vice President of Jefferies & Company from 1985 to 1991 and served as National Sales Manager of Jefferies & Company from 1985 to 1990.

    Frank E. Baxter has been a director since March 1994. Mr. Baxter has been Chairman of Jefferies' board of directors since 1990, Chief Executive Officer of Jefferies since 1987, and a director of Jefferies and Jefferies & Company since 1975. Mr. Baxter has previously served as President of Jefferies and Jefferies & Company from January 1986 until December 1996. Prior to 1986,
Mr. Baxter served as Executive Vice President, National Sales Manager and New York Branch Manager of Jefferies & Company and as the Managing Director of Jefferies' UK Subsidiary.

    Neal S. Garonzik has been a director since February 1999. Since
August 1999, Mr. Garonzik has been Vice Chairman of Chase Manhattan Corporation. From 1980 until 1989 and 1993 until 1997 Mr. Garonzik was with Morgan Stanley, most recently as a member of that firm's management committee and head of its equity division. From 1989 to 1993, Mr. Garonzik was with SGK Partners, LP, of which he was a founding general partner. From 1972 until 1980, he was a securities salesman for Goldman, Sachs & Co., in Boston and in London.

    William I Jacobs has been Senior Executive Vice President--Strategic Ventures of MasterCard International, Inc. since February 1999 and was Executive Vice President--Global Resources of MasterCard International, Inc. from 1995 to 1999. From 1993 to 1994, Mr. Jacobs served as a financial consultant to several firms and universities. Mr. Jacobs was founder, Executive Vice President, Chief Operating Officer and a director of Financial Security Assurance, a monoline bond insurer, from 1985 to 1993 and, prior to 1985, the President and Managing General Partner of S&B Insurance Services Company. Mr. Jacobs has been a director of our company since June 1994.

    Robert L. King has been the President and Chief Executive Officer of Corporate Express, Inc., a distributor of office and computer supplies since 1998. Mr. King has also been a director of Corporate Express, Inc. since 1983 and served as the President and Chief Operating Officer of Corporate
Express, Inc. from 1993 until 1998. Prior to 1993, Mr. King was employed by FoxMeyer Corporation, a distributor of health and pharmaceutical products, where he was Chief Executive Officer from 1989 to 1993, President from 1988 to 1993 and Chief Operating Officer from 1988 to 1989. Mr. King has been a director of our company since June 1994.

    Mark A. Wolfson has been a managing partner at Oak Hill Capital
Management Inc., a private investment company since 1998, and Vice President of Keystone, Inc., the primary investment vehicle of Robert M. Bass, since 1995. He is also a professor at the Graduate School of Business, Stanford University, where he has been a faculty member since 1977, including a term as Associate Dean from 1990 through 1993. He has also taught at the University of Chicago and Harvard University. Mr. Wolfson has been a director of Integrated
Orthopaedics Inc. since 1997, a director of Caribbean Restaurants Holdings, LLC since 1999, a director of eGain Communications Corporation since 1998, and a director of Financial Engines since 2000. Mr. Wolfson has been a director of our company since June 1994.

OTHER EXECUTIVE OFFICERS

    The executive officers of our company are appointed by, and serve at the discretion of, our board of directors. Other than Mr. Killian, for whom information is provided above, the following sets forth information as to the other executive officers of our company.

NAME                                        AGE        POSITION
Yossef A. Beinart                              43      Managing Director
Angelo Bulone                                  34      Vice President and Controller
David C. Cushing                               38      Managing Director
Christopher J. Heckman                         39      Managing Director
Timothy H. Hosking                             41      Managing Director, General Counsel and Secretary
Howard C. Naphtali                             46      Managing Director and Chief Financial Officer
Robert J. Russel                               45      Managing Director
Steven J. Sorice                               39      Managing Director

    YOSSEF A. BEINART is a Managing Director. He joined our company in 1992 and is responsible for research and development and technology matters. From 1988 to 1991, Mr. Beinart was vice president of development of Integrated Analytics Corporation.

    ANGELO BULONE has been Vice President and Controller since November 1998. Mr. Bulone joined our company as the manager of internal and external financial and regulatory accounting in April 1997. From 1993 to 1997, Mr. Bulone held the position of vice president and controller at I/B/E/S International, Inc.

    DAVID C. CUSHING is a Managing Director and the Managing Principal of our proprietary asset management subsidiary. He joined our company in 1991 as a Vice President of Sales and Trading and formed the research department in 1993, which he was responsible for until the first quarter of 2000. From 1986 to 1991, Mr. Cushing was a vice president in the equity derivatives and program trading department at Lehman Brothers, Inc.

    CHRISTOPHER J. HECKMAN is a Managing Director who, along with Mr. Sorice, is responsible for sales, trading and research. He joined our company in January 1991 as a sales trader and became manager of institutional sales and trading in January 1997.

    TIMOTHY H. HOSKING is a Managing Director and the General Counsel and Secretary. He joined our company in June 1997 and is responsible for operations and legal and regulatory matters. From

1991 to 1997, Mr. Hosking worked for The Fremont Group, maintaining a variety of positions, including general counsel of Fremont Partners, L.P., a private equity partnership.

    HOWARD C. NAPHTALI is a Managing Director and Chief Financial Officer. He joined our company in April 1997 as Senior Vice President, Business Development and was appointed as Managing Director and Chief Financial Officer on February 29, 2000. From 1988 to 1997, Mr. Naphtali worked for Reuters
America Inc. where he served as Senior Vice President and Chief Financial Officer as well as Senior Vice President and Chief Operating Officer of Quotron Systems, Inc. (a wholly owned subsidiary of Reuters America Inc.).

    ROBERT J. RUSSEL is a Managing Director and is leading our strategic planning and business development efforts. Mr. Russel joined us as Senior Vice President in November 1996. Prior to joining our company, Mr. Russel spent nine years with Reuters in senior roles in a variety of departments including general management, business development, technology, and marketing and sales.

    STEVEN J. SORICE is a Managing Director who, along with Mr. Heckman, is responsible for sales, trading and research. He joined our company in September 1994 as the manager of broker-dealer trading. Prior to joining our company, Mr. Sorice was with ESI Securities, L.P., where he was head of the international desk, a vice president of sales and trading and a partner.

DIRECTOR COMPENSATION

    Directors who are our employees are not compensated for serving as directors. Directors who are not our employees receive an annual retainer fee of $20,000, plus fees of $1,000 for attendance at each of five regular meetings of the board of directors and $2,000 for attendance at each special meeting of the board of directors. The chairman of each committee receives an annual retainer of $3,000, and all committee members receive $750 for attendance at each meeting of a committee of the board of directors. Directors of ITG are also reimbursed for out-of-pocket expenses.

    Under our Non-Employee Directors' Stock Option Plan adopted in 1995, we grant an option to purchase 16,376 shares to each person who first becomes a non-employee director at the time of initial election or appointment, and an option to purchase 4,094 shares to each non-employee director on the 45th day after each annual stockholders meeting. These options are granted with an exercise price per share equal to 100% of the fair market value of a share on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65 and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Options become exercisable three months after the date of grant, except that an option granted to a director less than three months before a cessation of service for reasons other than death, disability or retirement after reaching age 65 will not thereafter become exercisable. Directors who are not our employees are eligible to participate in this plan.

    Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of charitable contributions made by such directors up to a maximum dollar amount of $2,000 per person per year. The children of our directors may also participate (along with the children of all employees of our company and Jefferies) in the Stephen A. Jefferies Educational Grant Program which provides scholarship awards for secondary and post-secondary education based on factors such as financial need, academic merit and personal statements. All applications are presented to the selection committee anonymously.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    Our board of directors held 10 meetings during 1999. Each incumbent member of the board of directors who was a director during 1999 attended, during his term of office, at least 75% of the total number of meetings of the board of directors and committees thereof of which such director was a member. Our board of directors has an audit committee and a compensation committee. In addition, in connection with our spin-off from Jefferies, our board of directors formed a special committee. Our board of directors does not have a nominating committee.

    The current audit committee members are Mr. Jacobs, Chairman, Mr. Garonzik, Mr. King and Mr. Wolfson. The audit committee is responsible for reviewing with our independent auditors, the financial statements, the adequacy of our system of internal accounting controls and the independent auditors' audit and review programs and procedures. The audit committee also reviews the professional services provided by our independent auditors and makes recommendations to the board of directors as to the engagement or discharge of our auditors. During 1999, there were 2 meetings of the audit committee.

    The current compensation committee members are Mr. Garonzik, Chairman, Mr. Jacobs, Mr. King and Mr. Wolfson. The compensation committee is responsible for developing and implementing compensation policies, plans and programs for our executive officers and for the administration of our Amended and Restated 1994 Stock Option and Long-Term Incentive Plan. During 1999, there were 3 meetings of the compensation committee.

    The special committee members were Mr. Jacobs and Mr. King. The special committee was responsible for reviewing and negotiating the terms of our spin-off from Jefferies. We paid each member of the special committee a retainer of $20,000 and an additional $5,000 per month for their services on the committee. In addition, we approved an indemnification agreement with the members of the special committee.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth, for the years indicated, each component of compensation paid or awarded to, or earned by, each person who served as our chief executive officer during 1999 and the six other most highly compensated officers serving as of December 31, 1999 (collectively, the "Named Executive Officers").

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                       ANNUAL COMPENSATION(1)             OTHER         SECURITIES
       NAME AND PRINCIPAL         --------------------------------       ANNUAL         UNDERLYING       ALL OTHER
            POSITION                YEAR      SALARY      BONUS      COMPENSATION(2)     OPTIONS      COMPENSATION(3)
       ------------------         --------   --------   ----------   ---------------   ------------   ---------------
Raymond L. Killian, Jr.(4)          1999     $250,000   $  750,000       $14,920               --         $20,835
Chairman, President &               1998      300,000    1,672,477        53,624               --          54,640
Chief Executive Officer             1997      300,000      475,957         6,483               --          68,294

David C. Cushing                    1999      225,000      480,500        14,415           98,000          17,600
Managing Director                   1998      150,000      723,000        19,440               --          25,984
                                    1997      150,000      335,000         6,157           10,000          51,524

Christopher J. Heckman              1999      225,000      486,500        14,595           98,000          19,690
Managing Director                   1998      225,000      704,000        21,120               --          26,802
                                    1997      225,000      260,567         6,091           12,500          28,781

Anthony Huck                        1999      225,000      435,004        13,050           73,000          19,690
Senior Vice President               1998      225,000      577,000        17,310               --          18,830
                                    1997      225,000      262,190            --               --          15,873

Joshua D. Rose                      1999      300,000      357,000        12,960           25,000          24,200
Executive Vice President            1998      300,000      510,000        17,550               --          16,445
                                    1997      300,000      411,000            --               --          49,735

Robert J. Russel                    1999      275,000      347,000        11,910           70,000          22,489
Managing Director                   1998      275,000      360,000        12,300               --          20,107
                                    1997      275,000      125,000            --               --          15,872

Steven J. Sorice                    1999      225,000      486,500        14,595           98,000          19,690
Managing Director                   1998      225,000      704,000        21,120               --          24,959
                                    1997      225,000      262,190         5,862           12,500          26,149

------------------------

(1) The amounts shown include cash and non-cash compensation earned by the Named Executive Officers as well as amounts earned but deferred mandatorily (1999 and 1998) or at the election of those Named Executive Officers (1997).

(2) For 1999 and 1998, a portion of each of the Named Executive Officer's compensation was mandatorily deferred and each such Named Executive Officer was granted units representing our common stock with a fair market value equal to 115% of such deferred amount. The following portions of their total cash compensation are deferred: 5% of the first $100,000, 10% of the next $100,000, 15% of the next $400,000, and 20% of total cash compensation in excess of $600,000. The amounts in the table represent the value of the 15% of additional units granted pursuant to the mandatory deferral described in the preceding sentence. All units are generally settled by issuance of the underlying common stock three years from the date of grant. Amounts for 1997 reflect a 15% discount on units representing shares of Jefferies' common stock purchased by the Jefferies Group Capital Accumulation Plan for Key Employees (the "Jefferies CAP") for the Named Executive Officer's account with compensation that the Named Executive Officer had elected to defer.

    For 1999, the amount of the 15% discount on units representing shares of ITG common stock purchased by our company under the Stock Unit Award Program for each Named Executive

    Officer's account was as follows: Mr. Killian: $9,000; Mr. Cushing: $14,415; Mr. Heckman: $14,595; Mr. Huck: $13,050; Mr. Rose: $12,960; Mr. Russel:
    $11,910 and Mr. Sorice: $14,595.

    In addition to the amount noted above, Mr. Killian received $5,920 as interest upon the balance of his 1998 bonus, which was paid in April 1999.

(3) The total amounts shown in the "All Other Compensation" column consist of the following:

    (a) In 1999, a matching contribution of $6,400 and a profit sharing contribution of $6,400 to each Named Executive Officer under our Retirement Savings Plan for 1999. Also in 1999, a contribution of $4,800 under our Money Purchase Pension Plan. In 1998 and 1997, a matching contribution of $13,800 and $11,020 respectively, to each Named Executive Officer under the Section 401(k) plan of Jefferies, with the exceptions of Mr. Sorice's 1998 matching which was $12,650 and Mr. Rose's 1998 matching which was $12,144.

    (b) For 1999, the amount of a 15% discount on units representing shares of ITG common stock purchased by our Employee Stock Purchase Plan (the "ITG ESPP") for the Named Executive Officer's account with compensation the Named Executive Officer has elected to defer, as follows: Mr. Killian:
       $3,235; Mr. Cushing: $0; Mr. Heckman: $2,090; Mr. Huck $2,090; Mr. Rose:
       $6,600; Mr. Russel: $4,889 and Mr. Sorice: $2,090. For 1998, the 15%
       discount on shares of ITG common stock purchased by the ITG ESPP. For 1997, a matching contribution under the Jefferies Employee Stock Purchase Plan.

    (c) In 1998, contributions of $2,683 and allocations of forfeitures of $1,410 for each of the Named Executive Officers under the Jefferies Profit Sharing Plan ("PSP"). In 1997, contributions of $4,011 and allocations of forfeitures of $828 for each of the Named Executive Officers. There were no such contributions or allocations in 1999.

    (d) In 1998, Dividends and interest payments to the cash accounts of the Named Executive Officers under the Jefferies CAP, paid as of December 31, 1998, at a rate equal to the average rate Jefferies paid on its margin accounts carrying credit balances as follows: Mr. Killian:
       $6,918; Mr. Cushing: $1,181; Mr. Heckman: $1,149; Mr. Huck: $0;
       Mr. Rose: $0; Mr. Russel: $0 and Mr. Sorice: $1,037. In 1997, dividends and interest payments were as follows: Mr. Killian: $4,616; Mr. Cushing:
       $3,067; Mr. Heckman: $1,180; Mr. Huck: $0; Mr. Rose: $2,924; Mr. Russel:
       $0 and Mr. Sorice: $837. There were no such payments in 1999.

    (e) An amount of "deemed interest" credited to each Jefferies CAP participant for 1998, determined by multiplying (i) the daily weighted average amount in the Jefferies CAP participant's Profit-Based Deferred Compensation Account by (ii) an interest rate equal to the fully diluted earnings per share (if any) of Jefferies common stock for that fiscal year divided by the fair market value of a share at the end of the preceding fiscal year. In 1998, the Named Executive Officers received the following amounts of such "deemed interest": Mr. Killian: $29,821;
       Mr. Cushing: $6,902; Mr. Heckman: $6,770; Mr. Huck: $0; Mr. Rose: $0;
       Mr. Russel: $0 and Mr. Sorice: $6,233. In 1997, the Named Executive Officers received the following amounts of such "deemed interest":
       Mr. Killian: $44,206; Mr. Cushing: $28,985; Mr. Heckman: $11,729;
       Mr. Huck: $0; Mr. Rose: $30,939; Mr. Russel: $0 and Mr. Sorice: $8,090. There were no such payments in 1999.

(4) Mr. Killian served as President and Chief Executive Officer from 1994 to 1997 and again since September 1998.

    OPTION GRANTS TABLE

    During 1999, the following option grants were made to the Named Executive Officers.

                                             NUMBER OF      PERCENT OF TOTAL
                                             SECURITIES     OPTIONS/SARS       EXERCISE
                                             UNDERLING      GRANTED TO         OR BASE
                                             OPTIONS/SARS   EMPLOYEES IN       PRICE      EXPIRATION   GRANT DATE
NAME                                         GRANTED (#)    FISCAL YEAR        ($/SH)     DATE         PRESENT VALUE
----                                         ------------   ----------------   --------   ----------   -------------
Raymond L. Killian, Jr.....................         --              --              --            --            --
David C. Cushing...........................     90,000             7.2%         $37.97     5/24/2004    $1,703,700
                                                 8,000             0.6%         $23.84    12/17/2004    $   97,200
Christopher J. Heckman.....................     90,000             7.2%         $37.97     5/24/2004    $1,703,700
                                                 8,000             0.6%         $23.84    12/17/2004    $   97,200
Anthony Huck...............................     70,000             5.6%         $37.97     5/24/2004    $1,325,100
                                                 3,000             0.2%         $23.84    12/17/2004    $   36,450
Joshua D. Rose.............................     25,000             2.0%         $37.97     5/24/2004    $  473,250
Robert J. Russell..........................     70,000             5.6%         $37.97     5/24/2004    $1,325,100
Steven J. Sorice...........................     90,000             7.2%         $37.97     5/24/2004    $1,703,700
                                                 8,000             0.6%         $23.84    12/17/2004    $   97,200

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
     VALUES

    The following table provides information on the number and value of options held by the Named Executive Officers at December 31, 1999.

                                SHARES                         NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                               ACQUIRED                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                  ON           VALUE            OPTIONS AT 12/31/99                  AT 12/31/99
NAME                         EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE (#)   EXERCISABLE/UNEXERCISABLE ($)(1)
----                         ------------   ------------   -----------------------------   --------------------------------
Raymond L. Killian, Jr.....    299,670       9,289,006           615,969/0                       19,715,970/0
David C. Cushing...........     15,289         473,910            24,351/98,000                     454,530/38,780
Christopher J. Heckman.....     10,766         303,852            20,943/102,913                    362,650/96,297
Anthony Huck...............         --              --            19,651/77,913                     313,257/72,059
Joshua D. Rose.............     60,914       1,888,177           239,735/25,000                   5,339,431/0
Robert J. Russel...........     16,376         249,975            22,926/79,826                     364,538/115,033
Steven J. Sorice...........      7,975         147,102            19,546/102,913                    332,042/96,297

------------------------

(1) At December 31, 1999, the closing bid price per share of our common stock on the New York Stock Exchange was $28.6875, which was the price used to determine the year-end value.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The compensation committee of the board of directors, the members of which are Messrs. Garonzik, Jacobs, King and Wolfson, has furnished the following report on executive compensation:

    To: The board of directors and stockholders of Investment Technology Group, Inc.

    INTRODUCTION

    The compensation committee of the board of directors is responsible for developing and implementing compensation policies, plans and programs for our executive officers to enhance our profitability, and thus stockholder value, by providing for competitive levels of compensation, rewarding performance that enhances profitability and encouraging long-term service. Each of the compensation committee's members is a person who is not a current or former employee of our company.

    The principal components of ongoing compensation of executive officers are salary, an annual bonus tied to performance and stock option awards providing incentives and rewards for long-term service and performance. The compensation committee's functions include reviewing salary levels for executive officers on an annual basis, establishing and determining the level of performance targets upon which payment of annual bonuses is conditioned and other terms of such annual bonuses, granting stock options and otherwise administering our Amended and Restated 1994 Stock Option and Long-Term Incentive Plan (the "1994 Option Plan"). The compensation committee acts on behalf of our company in negotiating the terms of employment agreements (including modifications to existing employment agreements) with executive officers and advises and makes recommendations to the board of directors regarding the approval of such employment agreements and adoption of compensation and benefit plans (including amendments to existing plans) in which executive officers and directors may participate.

    The compensation committee intends that compensation paid to the Chairman of the board of directors, President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table not be subject to the limitation on tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), so long as this can be achieved in a manner consistent with the compensation committee's other objectives. Code
Section 162(m) generally eliminates a corporation's tax deduction in a given year for payments to certain named executive officers in excess of $1 million, unless such payments result from "qualified performance-based compensation." The board of directors in 1997 adopted the Pay-for-Performance Incentive Plan in order that annual incentive payments (bonuses) to executives which might, together with salary, exceed $1 million in a given year, will qualify as "performance- based compensation" that is fully deductible under Code
Section 162(m). The compensation committee has been advised that compensation paid in 1999 will not be subject to the limitation on deductibility under Code
Section 162(m).

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Killian served as Chairman of the board of directors, President and Chief Executive Officer throughout 1999. The base annual salary level, the annual bonus level and other terms of the annual bonus specified below were determined by the compensation committee in consultation with an outside compensation consultant. Mr. Killian's base salary and target annual bonus were set at a total of $1,500,000, an amount believed to be consistent with the general practice of comparable companies for the chairman and chief executive officer. Under this compensation package, the division of Mr. Killian's targeted compensation in 1999 between annual base salary of $250,000, fixed bonus of $62,500 per quarter to recognize Mr. Killian's level of experience, and a performance based incentive bonus target of $1,000,000, was intended to link annual cash compensation to performance to a degree generally similar to comparable companies reviewed in 1999.

    Under the terms of Mr. Killian's compensation package governing the performance based incentive bonus, the targeted annual bonus of $1,000,000 was to be payable if our net after-tax profit reached $57 million (or approximately 31% above our 1998 net after-tax profit); this target was set by the compensation committee based substantially on its assessment of our budget for 1999. The amount of the bonus was to be decreased below $1,000,000, down to zero, by an amount equal to 8% of the shortfall of adjusted net after-tax profit below the targeted amount, and was to be increased above $1,000,000, subject to no upper limit, by an amount equal to 6% of the excess of adjusted net after-tax profit above the targeted amount. Our company's net after-tax profit for 1999 failed to meet the $57 million target, but the compensation committee concluded that the total cash compensation payable to Mr. Killian under this bonus arrangement did not adequately compensate him for the significant and important contributions made by him to our company during 1999. Accordingly, the compensation committee decided to award Mr. Killian a discretionary bonus of $500,000 and an option to purchase 16,632 shares of common stock of our company at a strike price of $29.09 per share, which equals the fair market value of shares of our company's common stock on January 14, 2000, as defined in our 1994 Option Plan. The payment of the $500,000 discretionary bonus, as well as the $250,000 fixed bonus, was deferred until after Mr. Killian's retirement in a deferred compensation account.

    Mr. Killian is required to participate in our stock unit award program. Under this program, executive officers and other key employees of our company are required to defer receipt of a portion of their total cash compensation. Participants are granted units representing our common stock with a fair market value equal to 115% of the deferred compensation. The value of units in excess of the value of deferred compensation is disclosed in the Summary Compensation Table under the "Other Annual Compensation" column. In connection with our spin-off from Jefferies the Jefferies CAP Plan was terminated and Jefferies' liability associated with Mr. Killian's account under such plan was assumed by our company and included in Mr. Killian's deferred compensation account.

    COMPENSATION OF OTHER EXECUTIVE OFFICERS

    Our compensation program for other executive officers is reviewed annually to provide amounts generally consistent with the range paid by companies in similar industries, but without pegging such amounts to a specific percentile. The targeted annual bonuses for 1999 were intended to provide more than half of each executive officer's total annual cash compensation at the target level of performance. This was intended to provide a strong link between pay and performance.

    The annual bonuses payable to the executive officers other than Mr. Killian were payable out of a "bonus pool." The amount of the bonus pool was determined based upon specified increases in client revenues (less certain costs), with the total amount of the bonus pool increasing as specified levels of revenues are achieved. Such executives are entitled to receive discretionary bonus payments targeted to an allocation that is determined annually with respect to the bonus pool. Our performance in 1999 resulted in bonus payouts that were well below targeted levels.

    The Committee authorized the grant of 501,282 options during 1999 to the executive officers. The other executive officers are required to participate in our stock unit award program.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total stockholder return on our common stock against the cumulative total return of the Russell 2000 Index and the mean of the Lipper Management Company Price Index and Nasdaq Computer and Data Processing Services Stock Composite Indices, for the five-year period ending December 31, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                              31-DEC-94  30-DEC-95  31-DEC-96  31-DEC-97  31-DEC-98  31-DEC-99
Investment Technology Group, Inc.                                   100     137.14     285.19     415.05      919.9     697.82
Russell 2000 Index                                                  100     126.21     144.84     174.56     168.54     201.61
Mean of Lipper Management Company Price and Nasdaq Computer
and Data Processing Services Stock Composite Index                  100     146.16     194.37     282.71     606.05     900.54

PENSION PLAN

    All of our employees who were 21 years of age by December 31, 1997, whose initial date of service was before January 1, 1998 and who had completed one year of service with us were covered by the Jefferies Employees' Pension Plan (the "Jefferies Pension Plan"), a defined benefit plan. However, benefit accruals for ITG employees ceased as of February 15, 1999, and the entire benefit of each ITG employee who was actually employed on December 31, 1998 was fully vested at that time. Additionally, participants who had attained age 45 and were credited with at least 5 years of vesting service as of February 15, 1999 will receive enhanced benefits under the Jefferies Pension Plan. Now that Jefferies has obtained approval from the Internal Revenue Service to distribute amounts accrued under the Jefferies Pension Plan, ITG employees will be entitled to receive distributions of their entire benefits under the Jefferies Pension Plan in the near future. At the time benefit distributions from the Jefferies Pension Plan are made available to ITG employees, ITG will pay to the Jefferies Pension Plan approximately $1.5 million in order to cover the underfunding in the Jefferies Pension Plan attributable to ITG employees.

    As of December 31, 1999, the estimated lump sum benefit payable to each of the Named Executive Officers was: Mr. Killian: $312,653; Mr. Cushing: $24,584; Mr. Heckman: $29,781; Mr. Huck: $13,966; Mr. Rose: $61,928; Mr. Russel: $12,306;
and Mr. Sorice: $16,081. The benefits will be distributed under one of the following forms of payment, as designated by the Named Executive Officer: single lump sum distribution, either in cash (subject to 20% withholding and possible penalty) or as a rollover to a qualified retirement plan; a single life annuity; a 50% or 75% joint and survivor annuity, or a life annuity with 5, 10 or 15 years certain.

                               SECURITY OWNERSHIP

    The following table sets forth certain information, as of March 16, 2000, regarding beneficial ownership of our common stock by (1) each director,
(2) each Named Executive Officer, (3) all directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. Information regarding stockholders other than directors, executive officers and employee benefit plans is based upon information contained in Schedules 13D or 13G filed with the Securities and Exchange Commission ("SEC"). For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

                                                                SHARES OF ITG       PERCENTAGE OF ITG
                                                                COMMON STOCK           COMMON STOCK
                                                            BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED
                                                            ---------------------   ------------------
Directors
    Raymond L. Killian, Jr................................        1,169,932                 3.8%
    Frank E. Baxter.......................................        1,553,946                 4.5%
    Neal S. Garonzik......................................           46,425                   *
    William I Jacobs......................................           50,785                   *
    Robert L. King........................................           36,846                   *
    Mark A. Wolfson.......................................           82,800                   *
Other Named Executive Officers
    David C. Cushing......................................           44,489                   *
    Christopher J. Heckman................................           59,820                   *
    Anthony Huck..........................................           30,792                   *
    Joshua D. Rose........................................          321,663                 1.0%
    Robert J. Russel......................................           63,649                   *
    Steven J. Sorice......................................           49,746                   *
All directors and executive officers as a group (14
persons)..................................................        3,412,136                11.1%
5% stockholders
    Wellington Management Company, LLP(2).................        1,822,900                 5.9%

------------------------

*   Less than 1%.

(1) Beneficial ownership includes stock options that are exercisable at March 16, 2000, or within 60 days thereafter, as follows: Mr. Killian:
    455,969; Mr. Garonzik: 20,470; Mr. Jacobs: 20,470; Mr. King: 20,470;
    Mr. Wolfson: 20,470; Mr. Cushing: 24,351; Mr. Heckman: 20,943; Mr. Huck:
    19,651; Mr. Rose: 239,735; Mr. Russel; 22,926; Mr. Sorice: 19,546; and all
    directors and executive officers as a group: 913,224.

(2) Based on a Schedule 13G filed on February 11, 2000 by Wellington Management Company LLC in its capacity as investment adviser with respect to shares of our common stock owned of record by Wellington's clients. Wellington's clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares of our common stock. Wellington shares the power to vote or to direct the vote with respect to 943,600 shares of our common stock and shares the power to dispose of or to direct the disposition with respect to 1,822,100 shares of our common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Jefferies and its affiliates provided various services to us during 1999 as described below. Prior to the spin-off from Jefferies on April 27, 1999, these were related party transactions.

SPIN-OFF EXPENSES

    Pursuant to the Agreement and Plan of Merger (the "Agreement") dated
March 17, 1999 between Jefferies and ITG, transaction expenses, as defined in the Agreement, related to the spin-off were allocated and shared. Amounts paid to Jefferies in 1999 were $4,600,000.

TAX SHARING AGREEMENT

    During 1999, ITG was party to a tax sharing and indemnification agreement with Jefferies dated as of March 17, 1999, which provided the method by which the federal, state and local income or franchise tax liabilities of Jefferies and ITG were to be allocated and the manner in which allocated liabilities were to be paid. The aggregate amount we paid in 1999 under this agreement was approximately $6.5 million.

JEFFERIES SERVICE AGREEMENT

    Pursuant to a service agreement, Jefferies provided us specified administrative services, at fixed monthly costs. Administrative services included accounting, payroll, compliance services, personnel services, legal services, data processing and telecommunications. All services were terminated on December 31, 1998, except for certain personnel and accounting services that were terminated as of May 31, 1999 and June 30, 1999, respectively. The costs of such services to us prior to the spin-off date in 1999 were $161,000.

EXECUTION AGREEMENT

    W&D Securities, Inc., a subsidiary of Jefferies, and ITG entered into a new execution agreement with an initial term of January 2, 1999 to June 30, 2000, pursuant to which W&D Securities, Inc. performed certain execution services for us on the New York Stock Exchange and other exchanges. The cost of these execution services was $5,046,000, prior to the spin-off in 1999, and were primarily included in transaction processing expenses.

CLEARING AGREEMENT

    Jefferies provided substantially all of our clearing services pursuant to a Fully Disclosed Clearing Agreement dated as of January 1, 1999 ("Clearing Agreement"), with an initial term of January 1, 1999 to June 30, 2000. The aggregate cost of such services to us was $4,928,000 prior to the spin-off in 1999, and was included in transaction processing expenses. In addition, included in revenues are financing costs resulting from temporary positions in securities assumed in the normal course of business of $665,000 prior to the spin-off in 1999, paid to Jefferies.

REVENUE SHARING AGREEMENT

    We paid to Jefferies an aggregate of $47,000 prior to the spin-off in 1999, as compensation to Jefferies's account executives for introducing customers to POSIT pursuant to a revenue sharing agreement. This agreement terminated according to its terms on March 15, 1999. Jefferies has executed trades in an agency capacity for certain of its customers using our services. Commission fees of $756,000 prior to the spin-off in 1999 are included in our revenues.

OTHER

    Included in other general and administrative expenses are fees paid to Jefferies International Limited of $35,000 prior to the spin-off in 1999, for various broker and administrative services.

    Pursuant to a software license agreement between Investment Technology Group International Limited ("ITGIL") and Investment Technology Group SG Limited ("ITG SG"), ITGIL invoiced ITG SG $1.7 million in 1999 for development services.

    In 1999, ITG Inc. entered into a service agreement with our affiliates, Investment Technology Group Limited and ITG Australia Ltd., under which
ITG Inc. provides introductory brokerage and related services. Fees for these services are included in revenues and amounted to $846,000 and $134,000, respectively.

    In 1999, we received royalty revenue from our affiliates, ITG
Australia Ltd. and ITG SG in the amount of $14,000, and $389,000, respectively, pursuant to software license agreements.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our company. Directors, executive officers and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file. During 1999, a statement of changes in beneficial ownership required to be filed by each of Robert J. Russel and David C. Cushing was filed late. Based on a review of the copies of the forms furnished to us and written representations from our executive officers and directors, all other such persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 1999 on a timely basis.

                     RATIFICATION OF SELECTION OF AUDITORS

    KPMG LLP was our independent auditor for the year ended December 31, 1999. On March 22, 2000, KPMG LLP was appointed by the audit committee to serve as our independent auditors for 2000.

    The ratification of the appointment of KPMG LLP is being submitted to the stockholders at the annual meeting. If such appointment is not ratified, the board of directors will consider the appointment of other accountants. The board of directors recommends a vote "FOR" the ratification of the appointment of KPMG LLP as our independent auditors for the 2000 fiscal year.

    A representative of KPMG LLP, the independent auditors who audited our consolidated financial statements for 1999, is expected to be present at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

                      WHERE YOU CAN FIND MORE INFORMATION

    As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials of our company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

    This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 1999 (SEC file number 0-23644). We also incorporate by reference the information contained in all other documents that we file with the SEC after the date of this proxy statement and before the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

    Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

    If you are one of our stockholders and would like to receive a copy of any document incorporated by reference into this proxy statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this proxy statement; any other exhibits will be available upon request at cost), you should call or write to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Timothy H. Hosking (telephone: (212) 588-4000). In order to ensure timely delivery of the documents prior to the annual meeting, you should make any such request not later than April 26, 2000.

    You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 28, 2000. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not mean otherwise.

                      OTHER MATTERS; STOCKHOLDER PROPOSALS
                       FOR THE 2001 ANNUAL MEETING OF ITG

    As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the annual meeting, other than as described in this proxy statement. If any other matters shall properly come before the annual meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

    The deadline for submitting stockholder proposals for inclusion in ITG's 2000 annual meeting proxy materials was November 30, 1999 and, since no such proposals were timely submitted, no stockholder proposals will be included in ITG's 2000 annual meeting proxy materials. Stockholders of ITG who intend to present proposals for consideration at the 2001 annual meeting of stockholders are hereby advised that the Secretary of ITG must receive any such proposals no later than the close of business on November 30, 2000, if any such proposal is to be considered for inclusion in the 2001 annual meeting proxy materials of ITG.

                                      By Order of the Board of Directors,

                                      /s/ Timothy H. Hosking

                                      Timothy H. Hosking
                                      Secretary
x Please mark your
votes as in this
example.                              2609

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposed slate of directors and FOR Proposal 2.

           The Board of Directors recommends a vote FOR items 1 and 2

1. Election of Directors.            FOR                     WITHHELD

For, except vote withheld from the following nominee(s):






Nominees:
01. Frank E. Baxter
02. Neal S. Garonzik
03. William I Jacobs
04. Raymond L. Killian, Jr.
05. Robert L. King
06. Mark A. Wolfson

2. Ratification of the
   appointment of KPMG LLP as the independent auditors
   for the 2000 fiscal year.         FOR          AGAINST          ABSTAIN




Mark box at right if an address change or comment has been noted on the reverse side of this card.

The undersigned hereby acknowledges receipt of the Form 10-K and the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby revokes all previously granted proxies.








SIGNATURE(S)                                  DATE

  FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL





                        INVESTMENT TECHNOLOGY GROUP, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 9, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,




Timothy H. Hosking
Secretary

                                    P
                                    R
                                    O
                                    X
                                    Y

                  PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS

                                 ON MAY 9, 2000

This proxy is solicited by the Board of Directors of the Company. The undersigned hereby appoints Raymond L. Killian, Jr., Howard C. Naphtali and Timothy H. Hosking, and each them, as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on March 24, 2000, or which the undersinged would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on May 9, 2000, and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                             DO YOU HAVE ANY COMMENTS?

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
                              FOLD AND DETACH HERE


                                SEE REVERSE SIDE